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                                                                    EXHIBIT 3.15

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       INDUSTRIAL DATA SYSTEMS CORPORATION

                              A Nevada Corporation

1. The name of the corporation (the "Corporation") is Industrial Data Systems Corporation.

2. The Articles of Incorporation of the Corporation are hereby amended by striking out Article First thereof and by substituting in lieu thereof the following new Article First:

          "FIRST. The name of the corporation is: ENGlobal Corporation"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     21,385,286.

     EXECUTED this 6th day of June, 2002.



                                     /s/ Michael L. Burrow
                                     -------------------------------------------
                                     Michael L. Burrow, Chief Executive Officer


                                     /s/ William A. Coskey
                                     -------------------------------------------
                                     William A. Coskey, President


                                     /s/ Hulda L. Coskey
                                     -------------------------------------------
                                     Hulda L. Coskey, Secretary

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